UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 12, 2008
                                                           ------------

                                   Culp, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


        North Carolina               0-12781                56-1001967
------------------------------  ------------------  ----------------------------
 (State or Other Jurisdiction      (Commission           (I.R.S. Employer
       of Incorporation)           File Number)         Identification No.)

                             1823 Eastchester Drive
                        High Point, North Carolina 27265
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (336) 889-5161
     -----------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
   --------------------------------------------------------------------------
              (Former name or address, if changed from last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

Culp, Inc. (the "Company") previously disclosed a contract to sell and lease back its headquarters building in High Point, North Carolina, at a purchase price of $7,350,000 (subsequently amended to $7,000,000), with a five year lease at a rental rate of $56,800 per month. As previously disclosed, the contract was subject to the ability of the purchaser (Schwartz Properties, L.L.C.) to obtain financing and further subject to a 90-day due diligence period during which the purchaser could terminate the agreement for any reason. On May 12, 2008, the Company was notified that the purchaser was exercising its right to terminate the contract. The Company was informed that the purchaser was not able to obtain financing acceptable to it for the transaction described in the contract. The Company will continue to evaluate its alternatives for its headquarters building, including continuing to market the building for sale.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2008

                                         Culp, Inc.

                                         By:   /s/ Kenneth R. Bowling
                                               ----------------------
                                               Kenneth R. Bowling
                                               Chief Financial Officer